                                                                   Exhibit 10.10

March 23, 2007

Progress Software Corporation
14 Oak Park
Bedford, MA 01730

     Re:  Cancellation of Stock Options

Gentlemen:

     I hereby acknowledge the cancellation of the following options to purchase shares of common stock of Progress Software Corporation as it is my understanding that these options have not been validly issued under the terms of the Company's 1997 Stock Incentive Plan.

Original Grant Date   Shares Granted   Revised Grant Price
-------------------   --------------   -------------------
       6/17/99            10,000             $14.7475
        8/2/02             8,547             $  13.50
       2/24/03             8,000             $  16.99
      11/11/03             8,000             $  21.86
       5/24/04             8,500             $  18.75
       9/27/04             8,500             $  21.45
      11/15/05             9,000             $  30.81
       5/22/06            10,500             $  23.07
       9/20/06            10,500             $  25.01

     It is my understanding that the Board of Directors of the Company has committed to grant make-whole equity awards and/or cash payments to me, subject to shareholder approval of the amendment of the Company's 1997 Stock Incentive Plan with respect to any equity awards.

                                        Very truly yours,


                                        /s/ SCOTT A. MCGREGOR
                                        ----------------------------------------
                                        Scott A. McGregor